Registration No.   ______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JESTERS RESOURCES, INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________
JESTERS RESOURCES, INC.	The Corporation Trust Company of Nevada
Room 10B, #28-2518 Longhua Road	6100 Neil Road, Suite 500
Shanghai	Reno, NV 89511
P.R. China, 200232	(775) 688-3061
011 86 021 5491 0221
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

_________________
Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	0.10	$200,000	$7.86

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

JESTERS RESOURCES, INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Nanyang Commercial Bank, Ltd. 128 Bonham Strand East, Hong Kong. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, you may lose your entire investment not withstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims, including claims of our sole officer and director and our attorney totaling $38,316.

     There are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by Hao Zeng, our sole officer and director. Mr. Zeng will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.030	$0.070
Per Share - Maximum	$0.10	$0.015	$0.085
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

     We were incorporated on June 19, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Yanhua Xu, our former president. The property consists of nine cells. We intend to explore for gold on the property.

     We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     Our administrative office is located at Room 10B, #28-2518 Longhua Road, Shanghai, P.R. China and our telephone number is 011 86 021 5491 0221 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89511. Our fiscal year end is July 31. Our mailing address is Room 10B, #28-2518 Longhua Road, Shanghai, P.R. China, 200232.

     Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 of common stock and a maximum
of 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	Approximately $70,000 assuming the minimum number of
shares are sold. Approximately $170,000 assuming the
maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses,
research and exploration.
Number of shares outstanding before the
offering	1,000,000
Number of shares outstanding after the
offering if all of the shares are sold	3,000,000

Selected Financial Data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of April 30, 2008	As of July 31, 2007
	(unaudited)	(audited)
Balance Sheet
Total Assets	$544	$10,003
Total Liabilities	$38,316	$24,573
Stockholders’ Deficit	$(37,772)	$(14,570)

	Nine Months	June 19, 2007
	Ended	(Inception) to
	April 30, 2008	July 31, 2007
	(unaudited)	(audited)
Income Statement
Revenue	$0	$0
Total Expenses	$23,202	$14,580
Net Loss	$(23,202)	$(14,580)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with JESTERS RESOURCES, INC.

     1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

     2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

     Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

     3. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

     The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

     4. We lack an operating history and have a loss which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on June 19, 2007, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $37,782. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property

*	our ability to generate revenues

*	our ability to reduce exploration costs.

     Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

     Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

     6. Because title to the property is held in the name of our former president, if she transfers the property to someone other than us, we will cease operations.

     Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Yanhua Xu, our former president. If she transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order for us to own record title to the property, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

     7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a lose of your investment.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

     8. Our geologist has been an officer, director or geologist for over twenty companies that have not moved forward with exploration activities.

     James McLeod, the geologist we hired to register our property, has been an officer, director or geologist for over twenty companies since 1999. Most of these companies have not moved forward with exploration activities, and five have changed businesses and completely abandoned exploration activities.

     9. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

     10. Because Mr. Zeng has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to ours to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

     Because Mr. Zeng, our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Zeng. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

     11. If our sole officer and director resigns or dies without having found a replacement, our operations will be suspended or cease. If that should occur, you could lose your investment.

     We have only one officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die, there will be no one to continue our operations. Further, we do not have key man insurance. If that should occur, until we find other persons to continue our operations, our operations will be suspended or cease entirely. In that event, it is possible, you could lose your entire investment.

     12. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs, you will lose your investment.

     There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

     13. Because our sole officer and director is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

     Our sole officer and director will receive a substantial benefit from your investment. Ms. Xu paid for the mineral property, paid expenses and made a loan all of which totaled $24,573. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while our sole officer and director will lose only $24,573.

     14. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

USE OF PROCEEDS

     Our offering is being made on a $100,000 minimum $200,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if $100,000; $150,000; and, $200,000 is raised in this offering.

	$100,000	$150,000	$200,000

Gross proceeds	$100,000	$150,000	$200,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$70,000	$120,000	$170,000

     The net proceeds will be used as follows:

Consulting Services	$5,000	$10,000	$15,000
Core Drilling	$60,500	$103,900	$142,000
Analyzing Samples	$3,000	$3,000	$3,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$1,750	$3,650
Office Equipment	$400	$1,000	$1,000
Secretary	$0	$0	$5,000

     Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

     Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our officers will supervise and contract for our exploration operations through independent contractors. Core drilling will cost $20.00 per foot. We drill as many holes as proceeds from the offering allow. We estimate drilling approximately 8 holes if we raise the minimum; 18 holes if we raise 62.50% of the proceeds; and, 28 holes if we raise the maximum. We estimate it will cost up to $3,000 to analyze the core samples.

     In addition we have allocated funds for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

     No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history

*	the proceeds to be raised by the offering

*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of April 30, 2008, the net tangible book value of our shares of common stock was a deficit of $(37,772) or approximately $(0.038) per share based upon 1,000,000 shares outstanding.

If 2,000,000 Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $132,228 or approximately $0.044 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.082 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.044 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 66.67% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 33.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10 or $0.00001 per share.

If 1,500,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 2,500,000 shares to be outstanding will be $82,228, or approximately $0.033 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.071 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.033 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 60.00% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 40.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10 or $0.00001 per share.

If 1,000,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 2,000,000 shares to be outstanding will be $32,228, or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.054 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.016 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 50.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $10 or $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.038)
Potential gain to existing shareholders	$170,000
Net tangible book value per share after offering	$0.044
Increase to present stockholders in net tangible book value per share
after offering	$0.082
Capital contributions	$10
Number of shares outstanding before the offering	1,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	3,000,000
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.056
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	66.67%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.067
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	60.00%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.084
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	0%
Percentage of capital contributions by new investors	100%
Percentage of ownership after offering	50.00%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at Nanyang Commercial Bank, Ltd., 128 Bonham Strand East, Hong Kong. Its telephone number is 011 852 2851 1344. The funds will be maintained in the separate bank until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;

*	change in the offering price;

*	change in the minimum sales requirement;

*	change to allow sales to affiliates in order to meet the minimum sales requirement;

*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account

     We will sell the shares in this offering through Hao Zeng, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Mr. Zeng is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Zeng will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares in the states of Wyoming and Colorado, or outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

     Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

     Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

     We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

     This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days, or unless the offering is completed or otherwise terminated by us.

     We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

     We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “JESTERS RESOURCES, INC.”

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Previous Offering

     Initially, the aforementioned shares of common stock were offered by us from November 6, 2007 to September 2, 2008. The SEC file number of the previous offering was 333-146401. We were unable to sell any of the shares.

BUSINESS

General

     We were incorporated in the State of Nevada on June 19, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at Room 10B, #28-2518 Longhua Road, Shanghai, P.R. China, 200232. This is our mailing address as well. Our telephone number is 011 86 021 5491 0221. We use this space on a rent free basis.

     There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause our plans to change.

Background

     In July 2007, Yanhua Xu, our former president and sole member of the board of directors acquired one mineral property containing eight Mineral Titles Online cells in British Columbia, Canada. British Columbia allows a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the British Columbia Mineral Titles Online system. The Mineral Titles Online system is the Internet-based British Columbia system used to register, maintain and manage the claims. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Formerly, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in British Columbia and has been replaced with the online grid. The property was registered by James McLeod, a non-affiliated third party. James McLeod is a self-employed contract staker and field worker residing in Richmond, British Columbia.

     We have no revenues, have a loss since inception, have minimal operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

     Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the same on the Mineral Titles Online system. Ms. Xu paid Mr. McLeod $4,000 to register the claims on the Mineral Titles Online system. No additional payments were made or are due to James McLeod for his service. The cells were recorded in Ms. Xu’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. In July 2007, Ms. Xu executed a declaration of trust acknowledging that she holds the property in trust for us and she will not deal with the property in any way, except to transfer the property to us. In the event that Ms. Xu transfers title to a third party, the declaration of trust will be used as evidence that she breached her fiduciary duty to us. Ms. Xu has not provided us with a signed or executed bill of sale in our favor. Ms. Xu will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

     Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time.

     In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Ms. Xu will convey title to the property to the wholly owned subsidiary corporation. Should Ms. Xu transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations. However, Ms. Xu will be liable to us for monetary damages for breaching the terms of her oral agreement with us to transfer her title to a subsidiary corporation we create. To date we have not performed any work on the property. All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of our property, that is the Province of British Columbia.

     In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The property is one such acquisition. Accordingly, fee simple title to the property resides with the Crown.

     The property is comprised of mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease vertically downward. The Crown does not have the right to reclaim provided at a minimum fee of CDN$100 is paid timely. The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain. It is highly unlikely that the Crown will exercise the power of eminent domain. In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

     The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

     To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

     There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

     The following is a list of tenure numbers, claim, and expiration date of our claims:

		Number of	Date of
Tenure No.	Claim Name	MTO Cells	Expiration
561450	JR	8	June 26, 2009

     In order to maintain these claims we must pay a fee of CND$100 per year per cell.

Location and Access

     The property is comprised of 8 contiguous cells totaling 417 acres. At the center of the property the latitude is 49° 01’ 0" N and the longitude is 119° 35’ 50" W. The claim is motor vehicle accessible from the Town of Osoyoos, B.C. by traveling two miles west along Highway #3 and then traveling south past Kilpoola Lake for approximately 4.5 miles by gravel ranch roads to the mineral claim.

     The property lies within the dry interior belt of British Columbia and experiences about 15" of precipitation annually of which about 20% may occur as a snow equivalent. The summers can experience hot weather while the winters are generally mild and last from December through March.

     Much of the Okanogan Plateau area hosts patchy conifer cover of western yellow pine (ponderosa pine) and Douglas fir mingled with open range and deciduous groves of aspen and cottonwood. The general area supports a modestly active logging industry. Mining holds an historical and contemporary place in the development and economic well being of the area. Many exploration projects are underway in the general area.

     The Town of Osoyoos, British Columbia which lies seven miles by road east of the mineral claim offers much of the necessary infrastructure required to base and carry-out an exploration program such as accommodations, communications, some equipment and supplies. Osoyoos is highway accessible from Vancouver, B.C. in a few hours by traveling over the Hope-Princeton provincial highway #3, in the time it takes to travel 300 miles. The overnight Greyhound bus service is a popular way to send-in samples and to receive specialty equipment and supplies.

Physiography

     The claim area ranges in elevation from 2,500 feet to 3,300 feet mean sea level. The physiographic setting of the property can be described as moderately rounded, open range, plateau terrain that has been surficially altered both by the erosional and the depositional (drift cover) effects of glaciation. Thickness of drift cover in the valleys may vary considerably. The claim area lies on the western side of the Okanogan valley containing a series of north to south draining, large freshwater lakes. In the immediate area of the mineral claim there are occurrences of a number of small freshwater lakes and mineral-rich potholes.

History

     There is no evidence of previous exploration activity on the property.

Regional Geology

     The general claim area is underlain by northwest trending metamorphic rocks assigned to the Kobau Group thought to be of Carboniferous period age. These units occur mainly as quartzite, schist and greenstone and appear mainly derived from sedimentary rocks. These older units are cut in many places by Jurassic-Cretaceous aged Nelson Plutonic Rocks that exhibit a wide range in composition.

Local Geology

     The property is situated in the Intermontane Belt of south-western British Columbia at the southern-end of the Thompson plateau. The oldest rocks observed in the local area are those of the Paleozoic era, Carboniferous period age Kobau Group. These units are observed to be in contact with or intruded by younger Nelson Plutonic Rocks.

Property Geology

     The geology of the property may be described as being underlain by metamorphic units of the Kobau Group that are observed to be intruded by Nelson Plutonic Rocks mainly as syenites. Some or all of these units may be found to host economic mineralization.

MAP 1

YUKON TERRITORY
WATSON LAKE
ATLIN
CASSIAR
DEASE LAKE
JUNEAU
FORT NELSON
BRITISH
FORT ST. JOHN
DAWSON CREEK
STEWART
PROPERTY LOCATION
PRINCE RUPERT
TERRACE
SMITHERS
KITIMAT
Queen Charlotte Islands
PRINCE GEORGE
COLUMBIA
WILLIAMS LAKE
REVELSTOKE
ASHCROFT
KAMLOOPS
KELOWNA
PENTICTON
PRINCETON
HOPE
TRAIL
Vancouver Island
COURTENAY
VANCOUVER
VICTORIA
UNITED STATES
PROFESSIONAL
J. W. McLEOD
BRITISH COLUMBIA
GEOSCIENTIST
N

JESTER RESOURCES INC.

JR MINERAL CLAIM
561450

LOCATION MAP

N.T.S. 82E - 4E   OSOYOOS LAKE AREA, B.C.

0   150   300   450 KM.

SCALE 1:7,500,000	DATE: JUNE 2007
DRAWN BY: J.M.	FIGURE: 1

MAP 2

05'
49°
35'
119°30'
JR M.CLAIM

ISOMAGNETIC LINES (absolute total field)

500 gammas
100 gammas
20 gammas
10 gammas
Magnetic depression
Flight lines 15 687
Flight altitude 1000 feet above ground level

N

After GSC Map 8519G

JESTER RESOURCES INC.	
JR MINERAL CLAIM 561450 AEROMAGNETIC SURVEY	
NTS. 82E-4E	OSOYOOS LAKE AREA, B.C.
0 1 2 3 KM	
SCALE: 1:63,360	DATE: JUNE 2007
DRAWN BY: J.M.	FIGURE: 4

CHONG

Supplies

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other Property

     Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Ms. Xu, our former president, director and shareholder. Under this oral agreement, Ms. Xu has allowed us to conduct exploration activity on the property. Ms. Xu holds the property in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can’t raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property by Mr. McLeod and a physical examination of the property by Ms. Xu, our former officer and director. The cost of recording the cells was included in the $4,000 paid to James McLeod Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 300 feet in order to extract a samples of earth. Mr. Zeng, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Zeng will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Richmond, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

     We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 3,000 linear feet or 8 holes to depth of 300 feet. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 28 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 28 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity ninety days after this public offering is completed, weather permitting.

     The breakdowns were made in consultation with Mr. McLeod.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

     If we are unable to complete exploration because we don’t have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

     We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

     Our exploration program will not result in the generation of revenue. It is designed only to determine if mineralized material is located on the property. Revenue will only be generated if we discover mineralized material and extract the minerals and sell them. Because we have not found mineralized material yet, it is impossible to project revenue generation.

     We anticipate starting exploration activity ninety days after this public offering is completed, weather permitting.

Competitive Factors

     The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims

*	posting claims

*	working claims

*	reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety

2.	Archaeological Sites

3.	Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

     Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only “cost and effect” of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We believe the cost of reclaiming the property will be $750 if we drill 8 holes and $2,250 if we drill 28 holes. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Zeng has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

     We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

     At present, we have no full-time employees. Our sole officer and director is a part-time employee and he will devote about 10% of his time or four hours per week to our operation. Our sole officer and director does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director. Mr. Zeng will handle our administrative duties. Because our sole officer and director is inexperienced with exploration, he will hire qualified persons to perform the surveying, exploration, and excavating of the property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

     Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by other. We must raise cash to implement our project and stay in business. If we raise the minimum amount of money in this offering, we believe it will last twelve months.

     We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

     The property is comprised of 8 contiguous cells totaling 417 acres. At the center of the property the latitude is 49° 01’ 0" N and the longitude is 119° 35’ 50" W. The claim is motor vehicle accessible from the Town of Osoyoos, B.C. by traveling two miles west along Highway #3 and then traveling south past Kilpoola Lake for approximately 4.5 miles by gravel ranch roads to the mineral claim.

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

     In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can’t raise it, we will have to suspend or cease operations.

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the recording of the property by James McLeod and a physical examination of the property by Ms. Xu, our former officer and director. The registration of the cells was included in the $4,000 paid to James McLeod No additional payments were made or are due to James McLeod for its services. The claims were recorded in Ms. Xu’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. In July 2007, Ms. Xu executed a declaration of trust acknowledging that she holds the property in trust for us and she will not deal with the property in any way, except to transfer the property to us. In the event that Ms. Xu transfers title to a third party, the declaration of trust will be used as evidence that he breached her fiduciary duty to us. Ms. Xu has not provided us with a signed or executed bill of sale in our favor. Ms. Xu will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material. Ms. Xu does not have a right to sell the property to anyone. She may only transfer the property to us. She may not demand payment for the claims when she transfers them to us. Further, Ms. Xu does not have the right to sell the claims at a profit to us if mineralized material is discovered on the property. Ms. Xu must transfer title to us, without payment of any kind, upon our demand whether mineralized material is found on the claims or not.

     We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under our property.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our property.

     We intend to implement an exploration program which consists of core sampling. Core sampling is the process of drilling holes to a depth of up to 300 feet in order to extract a samples of earth. Mr. Zeng, after confirming with our consultant, will determine where drilling will occur on the property. Mr. Zeng will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs of core sampling and testing. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Richmond, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

     We estimate the cost of drilling will be $20.00 per foot drilled. The amount of drilling will be predicated upon the amount of money raised in this offering. If we raise the minimum amount of money, we will drill approximately 3,000 linear feet or 8 holes to depth of 300 feet. Assuming that we raise the maximum amount of money, we will drill approximately 7,000 linear feet, or up to 28 holes to a depth of 300 feet. We estimate that it will take up to three months to drill 28 holes to a depth of 300 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for analyzing the core samples will be $3,000. We will begin exploration activity 90 days after the completion of our public offering, weather permitting.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

     If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise more money. If we can’t or don’t raise more money, we will cease operations. If we cease operations, we don’t know what we will do and we don’t have any plans to do anything.

     We don’t intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

     The following are our milestones:

1.

0-90 days after completion of the offering, retain our consultant to manage the exploration of the property. Cost - $5,000 to $15,000. Time of retention 0-90 days. To carry out this milestone, we must hire a consultant. There are a number of mining consultants located in Richmond, British Columbia that we intend to interview.

2.

90-180 days after completion of the offering. - Core drilling. Core drilling will cost $20.00 per foot. The number of holes to be drilled will be dependent upon the amount raised from the offering. Core drilling we be subcontracted to non-affiliated third parties.

Cost - $60,500 to $142,000. Time to conduct the core drilling - 90 days. To carry out this milestone we must conduct the core drilling. The driller will be retained by our consultant.

3.	180-210 days after completion of the offering. Have an independent third party analyze the samples from the core drilling. Determine if mineralized material is below the ground.

If mineralized material is found, we will attempt to define the ore body. We estimate that it will cost $3,000 to analyze the core samples and will take 30 days. Delivery of the samples to the independent third party is necessary to carry out this milestone.

     The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

     There is limited historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering, whether it be the minimum amount or the maximum amount, will allow us to operate for one year.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

     Mr. Zeng has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. The foregoing agreement is oral, there is nothing in writing to evidence the same. While Mr. Zeng has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

     We acquired one property containing eight cells. We will begin our exploration plan upon completion of this offering. We expect to start exploration operations, weather permitting, within 90 days of completing this offering. As of the date of this prospectus we have yet to begun operations and therefore we have yet to generate any revenues.

     Since inception, we have issued 1,000,000 shares of our common stock and received $10.

     We issued 1,000,000 shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $10. This was accounted for as an acquisition of shares. Yanhua Xu covered our initial expenses of $24,573 including incorporation, accounting and legal fees and for registering the property, all of which was paid directly to Mr. McLeod, our attorney and our accountant. The amount owed to Ms. Xu is non-interest bearing, unsecured and due on demand. Further the agreement with Ms. Xu is oral and there is no written document evidencing the agreement.

     As of April 30, 2008, our total assets were $544 and our total liabilities were $38,316 for a working capital deficit of $37,772.

MANAGEMENT

Officers and Directors

     Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Hao Zeng	36	president, principal executive officer, principal financial
Room 10B, #28-2518 Longua Rd.		officer, secretary, treasurer and a member of the
Shanghai		board of directors
P. R. China, 200232

     The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of our Sole Officer and Director

Hao Zeng

     Since September 3, 2008, Hao Zeng has been our president, principal executive officer, principal financial officer, principal accounting officer, secretary, treasurer and sole director. Since June 2003, Mr. Zeng has been District Manager of Shanghai Office of Expotech (Shanghai) Company Limited located in Shanghai, China. Expotech (shanghai) Company Limited is engaged in the business of international and domestic trade show and exhibition. Form March 1998 to May 2003, Mr. Zeng was Financial Controller for Yisihan Cosmetics Inc. located in Shanghai, China. Yisihan Cosmetics Inc. is engaged in the business of manufacturing and selling of cosmetic products. Mr. Zeng holds a Bachelor of Business Administration from Xiamen University, China (1995). Other than our board of directors, Mr. Zeng has not been a member of the board of directors of any corporations during the last five years.

     During the past five years, Mr. Zeng has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Zeng has been a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Zeng’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Conflicts of Interest

     We believe Mr. Zeng will not be subject to conflicts of interest, since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by us to our sole officer from inception on June 19, 2007 through July 31, 2007.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position	Year	($)	($)	($)	($)	(S)	($)	($)	($)
Hao Zeng	2007	0	0	0	0	0	0	0	0
President, Secretary and	2006	0	0	0	0	0	0	0	0
Treasurer	2005	0	0	0	0	0	0	0	0

Yanhua Xu	2007	0	0	0	0	0	0	0	0
Former President,	2006	0	0	0	0	0	0	0	0
Secretary and Treasurer	2005	0	0	0	0	0	0	0	0

     As of the date hereof, we have not entered into employment contracts with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

     The following table sets forth information with respect to compensation paid by us to our sole director during the last completed fiscal year. Our fiscal year end is July 31.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Hao Zeng	0	0	0	0	0	0	0
Yanhua Xu	0	0	0	0	0	0	0

     All compensation received by our sole officer and director has been disclosed.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director.

     We have no plans to pay any salaries to anyone until mineralized material is discovered and we begin selling the same.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

     Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of
		Number of Shares	Ownership
	Number of	After Offering	After the Offering
Name and Address	Shares Before	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	The Offering	Shares are Sold	Shares are Sold
Hao Zeng	0	0	0%
Room 10B, #28-2518
Longhua Rd., Shanghai
P. R. China

Yanhua Xu	1,000,000	1,000,000	33.33%
#43 - 7111 Lynnwood Dr.
Richmond, BC
Canada V7C 5S9

All Officers and Directors	1,000,000	1,000,000	33.33%
as a Group (2 people)

[1]	The person named above "promoter" as defined in the Securities Exchange Act of 1934. Mr. Zeng is the only "promoter" of our company.

Future Sales by Existing Stockholders

     1,000,000 shares of common stock were issued to Yanhua Xu, our former officer and director in July 2007. The 1,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers’ transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 1,000,000 shares of our stock are currently owned by our former officer and director. She will likely sell a portion of her stock if the market price goes above $0.10. If she does sell her stock into the market, the sales may cause the market price of the stock to drop.

     Because our sole officer and director will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our present stockholder will own approximately 33.33% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities will be Island Stock Transfer, 100 Second Avenue S., Suite 104N, St. Petersburg , Fl 33701, phone number (727) 289-0010.

CERTAIN TRANSACTIONS

     In July 2007, we issued a total of 1,000,000 shares of restricted common stock to Yanhua Xu, our former officer and director. This was accounted for as an acquisition of shares of common stock in the amount of $10.

     Ms. Xu also caused the property, comprised of eight MTO cells, to be registered at a cost of $4,000. The claims were registered by Mr. James McLeod. The terms of the transaction with Mr. McLeod were at arm’s length and Mr. McLeod was not an affiliate. Ms. Xu must transfer title to us upon our demand, whether mineralized material is found on the claims or not. Ms. Xu will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claims.

     Mr. Zeng is our only promoter. He has not received or will not receive anything of value from us, directly or indirectly in his capacity as a promoter.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to July 31, 2007, included in this prospectus have been audited by Michael T. Studer CPA P.C., Independent Public Accountant, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520 as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is July 31, 2007. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Michael Studar CPA P.C., Independent Public Accountant, 18 East Sunrise Highway, Suite 311, Freeport, New York 11520.

     Our financial statements from inception to July 31, 2007 (audited) and to April 30, 2008 (unaudited) immediately follow:

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheet
(Expressed in US Dollars)

	April 30,	July 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets
Cash	$544	$10,003
Total Current Assets	544	10,003
Mining property acquisition costs, less reserve for
impairment of $1,000	-	-
Total Assets	$544	$10,003

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY)
Current Liabilities
Account payable	1,005	-
Due to related party	$37,311	$24,573
Total current liabilities	38,316	24,573
Stockholders' Equity (Deficiency)
Preferred stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 0 shares	-	-
Common stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 1,000,000 shares	10	10
Deficit accumulated during
the exploration stage	(37,782)	(14,580)
Total stockholders' equity (deficiency)	(37,772)	(14,570)
Total Liabilities and Stockholders' Equity (Deficiency)	$544	10,003

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)

					Cumulative
					during the
					Exploration
					Stage (June
	Three Months		Nine Months		19, 2007 To
	Ended April		Ended April		April 30,
	30, 2008		30, 2008		2008)

Revenue	$-		-		$-

Costs and expenses
Mining property exploration costs	-		-		3,000
Impairment of mining property acquisition costs	-		-		1,000
General and administrative expenses	2,523		23,202		33,782
Total Costs and Expenses	2,523		23,202		37,782
Net Loss	$(2,523	) $	(23,202	) $	(37,782)

Net Loss per share
Basic and diluted	$(0.00	) $	(0.02)

Number of common shares used to compute loss per share
Basic and Diluted	1,000,000		1,000,000

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficiency)
For the period June 19, 2007 (Inception) to April 30, 2008
(Expressed in US Dollars)

			Deficit
			Accumulated		Total
	Common Stock, $0.00001		During the		Stockholders'
	Par Value		Exploration		Equity
	Shares	Amount	Stage		(Deficiency)
Common stock issued
- July, 2007 at $0.00001 per share	1,000,000	$10	$-		$10
Net loss for the period June 19,
2007 (inception) to July 31, 2007	-	-	(14,580)		(14,580)
Balance, July 31, 2007	1,000,000	10	(14,580)		(14,570)
Unaudited:
Net loss for the nine months
ended April 30, 2008	-	-	(23,202)		(23,202)
Balance, April 30, 2008	1,000,000	$10	$(37,782	) $	(37,772)

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)

		Cumulative
		during the
		Exploration
	Nine Months	Stage (June 19,
	Ended April 30,	2007 To April
	2008	30, 2008)

Cash Flows from Operating Activities
Net loss	$(23,202)	$(37,782)
Adjustments to reconcile net loss to net cash
used for operating activities:
Impairment of mining property acquisition costs	-	1,000
Account payable	1,005	1,005
Net cash provided by (used for) operating activities	(22,197)	(35,777)

Cash Flows from Investing Activities
Mineral property acquisition cost	-	(1,000)
Net cash provided by (used for) investing activities	-	(1,000)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	10
Due to related party	12,738	37,311
Net cash provided by (used for) financial activities	12,738	37,321

Increase (decrease) in cash	(9,459)	544
Cash, beginning of period	10,003	-

Cash, end of period	$544	$544

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008
(Unaudited)

1. ORGANIZATION AND BUSINESS OPERATIONS

Organization

Jesters Resources, Inc. (the “Company”) was incorporated in the State of Nevada on June 19, 2007.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

2. INTERIM FINANCIAL STATEMENTS

The unaudited financial statements as of April 30, 2008 and for the three and nine months then ended, and for the period June 19, 2007 (inception) to April 30, 2008, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of April 30, 2008 and the results of operations and cash flows for the periods ended April 30, 2008. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the three and nine month period ended April 30, 2008 is not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending July 31, 2008. The balance sheet at July 31, 2007 has been derived from the audited financial statements at that date.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the period ended July 31, 2007 as included in our report on Form SB-2/A filed October 23, 2007.

3. MINERAL PROPERTY

Pursuant to a mineral property purchase agreement dated June 30, 2007, the Company acquired a 100% undivided right, title and interest in the JR mineral claim, located approximately 7 miles west of the Town of Osoyoos, Okanogan Region of British Columbia, Canada, for $1,000. The Tenure Number ID is 561450, which expires June 27, 2008. The property is in the name of Yanhua Xu held by her in trust for the Company.

In June 2007, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $55,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2007, the Company provided a $1,000 reserve for impairment of the mining property acquisition costs.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008
(Unaudited)

4. DUE TO RELATED PARTY

At April 30, 2008, the Company is indebted to the president of the Company for cash advances of $37,311. The amount is unsecured, non-interest bearing and has no specific terms of repayment.

5. COMMON STOCK

In July 2007, the Company issued a total of 1,000,000 shares of common stock to the president of the Company for total cash proceeds of $10.

At April 30, 2008, there are no outstanding stock options or warrants.

6. INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred net losses since inception.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $12,846 at April 30, 2008 attributable to the future utilization of the net operating loss carryforward of $37,782 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $14,580 in year 2027 and $23,202 in year 2028.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

7. PUBLIC OFFERING

On November 6, 2007, the Securities and Exchange Commission (“SEC”) “declared effective” the Company’s registration statement on Form SB-2 in connection with a public offering of up to 2,000,000 shares of common stock at $0.10 per share, or $200,000 total. Since no subscription proceeds were received within 270 days, this public offering terminated on August 2, 2008.

The Company expects to file with the SEC a new registration statement on Form S-1 in connection with a new public offering of up to 2,000,000 shares of common stock at $0.10 per share, or a $200,000 total.

The offering is planned to be self-underwritten on a “best efforts, all or none basis” as to the first 1,000,000 shares and on a “best efforts basis” as to the remaining 1,000,000 shares for a period of up to 270 days. Subscription proceeds are to be maintained in a separate bank account until the Company receives a minimum of $100,000; in the event that 1,000,000 shares are not sold within 270 days of the effective date of the new registration statement, all money received is to be promptly returned to the subscribers.

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Jesters Resources, Inc.

I have audited the accompanying balance sheet of Jesters Resources, Inc. (the Company), an exploration stage company, as of July 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period from June 19, 2007 (inception) to July 31, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jesters Resources, Inc. an exploration stage company, as of July 31, 2007 and the results of its operations and its cash flows for the period June 19, 2007 (inception) to July 31, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MICHAEL T. STUDER
Michael T. Studer CPA P.C.

Freeport, New York
September 14, 2007

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Balance Sheet
(Expressed in US Dollars)

July 31,
2007
ASSETS
Current Assets
Cash	$10,003
Total Current Assets	10,003
Mining property acquisition costs, less reserve for
impairment of $1,000	-
Total Assets	$10,003

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities
Due to related party (note4)	$24,573
Total current liabilities	24,573
Stockholders' Equity (Deficiency)
Preferred stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 0 shares	-
Common stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 1,000,000 shares	10
Deficit accumulated during
the exploration stage	(14,580)
Total stockholders' equity (deficiency)	(14,570)
Total Liabilities and Stockholders' Equity (Deficiency)	$10,003

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statement of Operations
(Expressed in US Dollars)

Period June
19, 2007
(Inception)
to July 31,
2007

Revenue	$-

Cost and expenses
Mining property exploration costs	3,000
Impairment of mining property acquisition costs	1,000
General and administrative expenses	10,580
Total Costs and Expenses	14,580
Net Loss	$(14,580)

Net Loss per share
Basic and diluted	$(0.01)

Number of common shares used to compute loss per share
Basic and Diluted	1,000,000

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficiency)
For the period June 19, 2007 (Inception) to July 31, 2007
(Expressed in US Dollars)

			Deficit
			Accumulated		Total
	Common Stock,		During the		Stockholders'
	$0.00001 Par Value		Exploration		Equity
	Shares	Amount	Stage		(Deficiency)
Common stock issued
- July, 2007 at $0.00001	1,000,000	$10	$-		$10
Net loss for the period June 19,
2007 (inception) to July 31, 2007			(14,580)		(14,580)
Balance, July 31, 2007	1,000,000	$10	$(14,580	) $	(14,570)

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in US Dollars)

Period June
19, 2007
(Inception)
to July 31,
2007

Cash Flows from Operating Activities
Net loss	$(14,580)
Adjustments to reconcile net loss to net cash
used for operating activities:
Impairment of mining property acquisition costs	1,000
Net cash provided by (used for) operating activities	(13,580)
Cash Flows from Investing Activities
Mineral property acquisition cost	(1,000)
Net cash provided by (used for) investing activities	(1,000)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	10
Due to related party	24,573
Net cash provided by (used for) financial activities	24,583
Increase (decrease) in cash	10,003
Cash, beginning of period	-

Cash, end of period	$10,003

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

See notes to financial statements.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2007
(Expressed in US Dollars)

Note 1 Organization and Business Operations

Jesters Resources, Inc. (the “Company”) was incorporated in the State of Nevada on June 19, 2007. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable.

The Company plans to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission (the “SEC”) to sell up to 2,000,000 shares of common stock at $0.10 per share to raise cash proceeds of up to $200,000.

Note 2 Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of July 31, 2007, the Company had cash of $10,003 and a stockholders’ deficiency of $14,570. Further, since inception, the Company has incurred a net loss of $14,580. These factors create substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Mineral Property Costs

The Company is in the exploration stage since its incorporation and inception on June 19, 2007 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition costs are capitalized and are charged to operations as the value is impaired. Exploration costs are expensed until proven and probable reserves are established. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2007
(Expressed in US Dollars)

Note 2 Summary of Significant Accounting Policies – (cont’d)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities, and due to related party, approximates their fair value due to the short maturity of these instruments.

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to a plan of action based on the then known facts.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2007
(Expressed in US Dollars)

Note 2 Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS Nos. 123 and 123R. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Note 3 Mineral Property

Pursuant to a mineral property purchase agreement dated June 30, 2007, the Company acquired a 100% undivided right, title and interest in the JR mineral claim, located approximately 7 miles west of the Town of Osoyoos, Okanogan Region of British Columbia, Canada, for $1,000. The Tenure Number ID is 561450, which expires June 26, 2008. The property is in the name of Yanhua Xu held by her in trust for the Company.

In June 2007, the Company received an evaluation report from a third party consulting firm recommending an exploration program with a total estimated cost of $55,000. Due to lack of working capital, the Company has not completed this program. At July 31, 2007, the Company provided a $1,000 reserve for impairment of the mining property acquisition costs.

Note 4 Due to Related Party

The $24,573 amount due to related party at July 31, 2007 is due a director of the Company, is non-interest bearing, and is due on demand.

JESTERS RESOURCES, INC.
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2007
(Expressed in US Dollars)

Note 5 Common Stock

In July 2007, the Company issued a total of 1,000,000 shares of common stock to a director for total cash proceeds of $10.

At July 31, 2007, there are no outstanding stock options or warrants.

Note 6 Income Taxes

No provision for income taxes has been recorded since the Company has incurred a net loss since inception. Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $4,957 attributable to the future utilization of the net operation loss carryforward of $14,580 as of July 31, 2007 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $14,580 net operating loss carryforward expires in 2027.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$7.86
Printing Expenses	300.00
Accounting Fees and Expenses	18,592.14
Legal Fees and Expenses	10,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	600.00
TOTAL	$30,000.00

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.

2.	Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yanhua Xu	July 2, 2007	1,000,000	Cash of $10.00
3rd Floor, 422 Richards St.
Richmond, BC
Canada V7C 5S9

     We issued the foregoing restricted shares of common stock to Ms. Xu pursuant to Regulation S of the Securities Act of 1933. The sale of the shares to Ms. Xu took place outside the United States of America and Ms. Xu is non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

		Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-2	10/01/07	3.1
3.2	Bylaws.	SB-2	10/01/07	3.2
4.1	Specimen Stock Certificate.	SB-2	10/01/07	4.1
5.1	Opinion of The Law Office Conrad C. Lysiak, P.S.				X
	regarding the legality of the securities being
	registered.
10.1	Trust Agreement	SB-2	10/01/07	10.1
23.1	Consent of Michael Studer CPA P.C., Independent				X
	Registered Public Accounting Firm
23.2	Consent of The Law Office of Conrad C. Lysiak,				X
	P.S.
99.1	Subscription Agreement.	SB-2	10/01/07	99.1

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

		(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, PR. China, on this 4th day of September 2008.

JESTERS RESOURCES, INC.

BY:   HAO ZENG
         Hao Zeng, President, Principal Executive
         Officer, Treasurer, Principal Financial Officer,
         Principal Accounting Officer and sole member of
         the Board of Directors.

EXHIBIT INDEX

		Incorporated by reference
Exhibit					Filed
Number	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-2	10/01/07	3.1
3.2	Bylaws.	SB-2	10/01/07	3.2
4.1	Specimen Stock Certificate.	SB-2	10/01/07	4.1
5.1	Opinion of The Law Office Conrad C. Lysiak, P.S.				X
	regarding the legality of the securities being
	registered.
10.1	Trust Agreement	SB-2	10/01/07	10.1
23.1	Consent of Michael Studer CPA P.C., Independent				X
	Registered Public Accounting Firm
23.2	Consent of The Law Office of Conrad C. Lysiak,				X
	P.S.
99.1	Subscription Agreement.	SB-2	10/01/07	99.1